                                                                    EXHIBIT 10.5


                                                                SAMPLE AGREEMENT




                       DIRECTOR'S COMPENSATION AGREEMENT

         This Agreement is entered into effective as of the _____ day of _____________, between CENTURY NATIONAL BANK ("Bank"), CENTURY BANCSHARES, INC. ("Company") and ________________ ("Director").

                                   WITNESSETH

         WHEREAS, the Bank and the Company recognize that the competent and faithful efforts of the Director on behalf of the Bank and the Company have contributed significantly to the success and growth of the Bank and the Company; and

         WHEREAS, the Bank and the Company value the efforts, abilities and accomplishments of the Director and recognize that the Director's continued service is expected to contribute to the Bank's and the Company's continued growth and success in the future; and

         WHEREAS, the Bank and the Company desire to compensate the Director, as set forth below, if elected to serve on the Board of Directors of the Bank and/or the Company ("Board"); and

         WHEREAS, the Director wishes to defer current director's fees under a deferred compensation arrangement with the Bank and the Company pursuant to which (a) the Director would be entitled to receive a retirement benefit for a specified period after the Director retires from the Board or the Director's term of service on the Board ends, and/or (b) the Director's family would be entitled to such benefits from and after the Director's death; and

         WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Bank and the Company shall pay such retirement benefits to the Director after retirement or to the Director's family after the Director's death;

         NOW, THEREFORE, it is mutually agreed as follows:

         1. Deferral of Fees: Subject to the terms and conditions of the Agreement, the Bank, the Company and the Director agree to defer payment of fees of which the Director would otherwise be entitled to be paid ("Deferred Fees"), for a period of up to five years from the date hereof.

         2. Retirement Benefit: The Bank and the Company agree to pay the Director the total sum of $_________ payable in monthly installments of $______ for 180 consecutive months, commencing on the first day of the month following the Director's 65th birthday ("Retirement Date"). Payments to the Director will terminate when all such payments have been made or at the time of the Director's death, whichever occurs first.
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DIRECTOR'S COMPENSATION AGREEMENT
Page 2


         3. Death of Director Before Retirement Date: In the event the Director should die before the Retirement Date, the Bank and the Company agree to pay the total sum of $_________ payable in monthly installments of $______ for ___ consecutive months, commencing on the first day of the month following the date of the Director's death, to the Director's then living Beneficiary designated in writing to the Bank, if any, for the life of said Beneficiary; if none, then to the Director's then living spouse, if any, for the life of said spouse; if none, or from and after the death of said spouse, then to the then living descendants of the Director, if any, in equal shares, per stirpes, for their joint and survivor lives; and if none, or after their respective joint and survivor lives, any balance thereof in one lump sum to the estate of the Director.

         4. Death Of Director After Retirement Date: If the Director dies after the Retirement Date but prior to receiving all of the monthly installments set forth in paragraph "2", the remaining monthly installments will be paid to the Director's designated Beneficiary. The Beneficiary shall receive all remaining installments which the Director would have received designated Beneficiary. The Beneficiary shall receive all remaining installments which the Director would have received until the total sum set forth in paragraph "2" (as reduced by the provisions of paragraph "6" if applicable) has been paid. If the Director fails to designate a Beneficiary in writing to the Bank, the remaining monthly installments after the time of the Director's death shall be paid to the legal representative of the estate of the Director.

         5. Early Retirement: If the Director, for any reason other than death of the Director or change of control of the Company or the Bank, fails to serve on the Board of Directors of either the Company or the Bank for five consecutive years, the Director will receive monthly compensation (or the Director's Beneficiary will receive a monthly benefit) which is reduced proportionately based on the number of full months served in relation to the required service of 60 months. For example, if the Director served only 30 months on the Board, the Director would be entitled to 30/60 or 50% of the monthly compensation stated in paragraph "2". Similarly, in the above example, if the Director died after leaving the Board but before the Retirement Date, the Director's Beneficiary would be entitled to 30/60 or 50% of the monthly benefit stated in paragraph "3". In determining consecutive years of service, beginning _______________, no year shall be counted in which the Director fails to attend at least two-thirds of the regularly scheduled meetings of the Board of Directors, except pursuant to the circumstances set forth in paragraph "6" below. In the event that there is a change of control of the Bank or the Company while the Director is serving on the Board, there shall be no reduction in compensation or benefits on account of the provisions of this paragraph, except for any reduction resulting from the Director's failure to fulfill the attendance requirement prior to the time the change of control takes place.

         6. Interruption of Service: The service of the Director shall not be deemed to have been terminated or interrupted due to absence from active service on account of illness, disability, during any authorized vacation or during temporary leaves of absence granted by the Bank and/or the
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DIRECTOR'S COMPENSATION AGREEMENT
Page 3

Company for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Director is elected to serve on the Board following such interruption.

         7. Prohibited Payment: The obligation of the Bank and the Company, and their successors and assigns, to make payments pursuant to this Agreement shall be reduced or eliminated to the extent required (i) to comply with regulations or orders issued pursuant to Section 18(k)(1) of the Federal Deposit Insurance Act, (ii) by any other law, rule, or regulation which is binding on the Company or the Bank or (iii) by direction or instruction from a federal regulatory authority.

         8. Suicide: No payments will be made to the Director's Beneficiary or estate in the event of death by suicide during the first three years of this Agreement.

         9. Status of Agreement: This Agreement does not constitute a contract of employment between the parties, nor shall any provision of this Agreement constitute an agreement by the Bank, the Company, or shareholders of the Bank and the Company, to nominate or elect the Director as a director in the future or restrict the right of the shareholders of the Bank or the Company to remove the Director in accordance with the Bank's and the Company's charter and by-laws. The Director retains the right to resign from the Board of Directors or to decline to stand for reelection.

         10. Assignment of Rights: Except as provided in this Agreement, none of the rights to benefits under this Agreement are assignable by the Director or any Beneficiary or designee of the Director and any attempt to sell, transfer, assign, pledge, encumber or change the Director's right to receive compensation shall be void.

         11. Status of Director's Rights: The rights granted to the Director or any designee or Beneficiary under this Agreement shall be solely those of an unsecured creditor of the Bank.

         12. Funding Vehicles: If the Bank and the Company shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither the Director nor any Beneficiary shall have any right with respect to, or claim against, such policy or other asset. Such policy or asset shall be and remain a general, unpledged, unrestricted asset of the Bank or the Company and shall not be deemed to be held under any trust for the benefit of the Director or any Beneficiary or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement, except as expressly provided by the terms of such policy or other asset.

         13. Governing Law: This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the District of Columbia (excluding the choice of law rules thereof).
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DIRECTOR'S COMPENSATION AGREEMENT
Page 4


         14. Amendment; Modification; Waiver: No amendment, modification or waiver of the terms of this Agreement shall be valid unless made in writing and duly executed by the Director, the Bank and the Company. No delay or failure at any time on the part of the Bank and the Company in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Bank and the Company thereafter to enforce each and every provision of this Agreement in accordance with its term.

         15. Binding Effect: This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Bank and the Company, and the heirs and legal representatives of the Director. Any successor of the Bank and the Company shall be deemed substituted for the Bank and the Company under the terms of this Agreement. As used herein, the term "successor" shall include any person, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the stock, assets or business of the Bank and/or the Company.

         IN WITNESS HEREOF, the parties have signed this Agreement effective as of the day and year above written.


ATTEST                                    CENTURY BANCSHARES, INC. ( "Company" )


                                          By
-------------------------                    --------------------------------
                                                   President


ATTEST                                    CENTURY NATIONAL BANK ("Bank")


                                          By
-------------------------                    --------------------------------
                                              Chairman of the Board




-------------------------                 --------------------------------
Witness                                   ________________ ("Director")

                            BENEFICIARY DESIGNATION


                                                  Date
                                                      ---------------

         Pursuant to Paragraph "3" and Paragraph "4" of the Director's Compensation Agreement between CENTURY NATIONAL BANK, CENTURY BANCSHARES, INC., and _______________, dated as of ______________________, the undersigned hereby requests that any death benefits payable under the provisions of said Agreement be payable to (please provide full name and relationship):

                 Beneficiary                                                 Relationship
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
1.
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2.
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3.
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4.
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                 WITNESS